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EXHIBIT 23.2


         CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS


TO:      Bentley Commerce Corp.


         As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated September 21, 2004 included in Bentley Commerce Corp.'s Annual Report on Form 10-KSB for the year ended June 30, 2004, and to all references to our Firm included in this Registration Statement.


                                  /s/ Russell Bedford Stefanou & Mirchandani LLP
                                  ----------------------------------------------
                                      Russell Bedford Stefanou & Mirchandani LLP


McLean, Virginia
April 6, 2005